FOURTH AMENDMENT TO

AMENDED AND RESTATED PARTICIPATION AGREEMENT

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA (hereinafter the “Company”), an Arizona stock life insurance company, each of VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II, VARIABLE INSURANCE PRODUCTS FUND III and VARIABLE INSURANCE PRODUCTS FUND IV and VARIABLE INSURANCE PRODUCTS FUND V, each an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (each referred to hereinafter as the “Fund”), and FIDELITY DISTRIBUTORS COMPANY LLC (hereinafter the “Underwriter” or “FDC”), a Massachusetts corporation, entered into a certain participation agreement dated April 16, 2010 (the “Participation Agreement”). This Amendment (the “Amendment”) to the Participation Agreement is entered into as of 8/11/2022 | 11:30:48 AM EDT, 20    , by and among the Company, on its own behalf and on behalf of each separate account of the Company as set forth on Schedule A to the Participation Agreement, as may be amended from time to time (individually and collectively the “Accounts”), the Fund and the Underwriter (collectively, the “Parties”).

RECITALS

WHEREAS, the Parties wish to add a new Separate Account to Schedule A of the Agreement. Schedule A is hereby deleted in its entirety and replaced with the attached Schedule A;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Company, the Fund, and the Underwriter hereby agree to supplement and amend the Participation Agreement as follows:

1.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

The Company:

Equitable Financial Life Insurance Company of America, on behalf of itself and each Separate Account

By:
Print Name:	Kenneth Kozlowski
Title:	Chief Investment officer
Date:	8/9/2022 | 1:24 PM PDT

The Fund:
Variable Insurance Products Fund
Variable Insurance Products Fund II
Variable Insurance Products Fund III
Variable Insurance Products Fund IV
Variable Insurance Products Fund V

By:
Print Name:	Colm Hogan
Title:	Assistant Treasurer
Date:	8/11/2022 | 12:17:54 PM EDT

The Underwriter:
Fidelity Distributors Company LLC

By:
Print Name:	Robert Bachman
Title:	EVP
Date:	8/11/2022 | 11:30:48 AM EDT

SCHEDULE A

Equitable Financial Life Insurance Company of America

Separate Accounts and Associated Contracts

Name of Separate Account	Contracts Funded by Separate Account

Equitable America Variable Account L	All Contracts
Equitable America Variable Account A	All Contracts
Equitable America Variable Account P	All Contracts
Equitable America Variable Account K	All Contracts
Equitable America Variable Account No. 70A	All Contracts
Variable Account AA	All Contracts